UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 7, 2007

TRUMP ENTERTAINMENT RESORTS, INC.

TRUMP ENTERTAINMENT RESORTS HOLDINGS, LP

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

(Exact Name of Registrants as Specified in Their Charters)

Delaware

Delaware

Delaware

(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
33-90786	13-3818407
33-90786-01	13-3818405
(Commission File Number)	(IRS Employer Identification No.)

1000 Boardwalk at Virginia Avenue Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-6515

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Trump Entertainment Resorts, Inc. is filing this Amendment No. 1 to its Current Report on Form 8-K that was initially filed on November 7, 2007 in order to update Exhibit 10.1 filed therewith. The only update to Exhibit 10.1 is the addition of the Acting City Solicitor of Atlantic City as a signatory. Accordingly, Item 1.01 and 9.01 are amended and restated in their entirety and are set forth below.

Item 1.01	Entry into a Material Definitive Agreement

Attached as Exhibit 10.1 is a Stipulation of Settlement (the “Agreement”) entered into on November 7, 2007 among Trump Taj Mahal Associates, LLC, Trump Plaza Associates, LLC, Trump Marina Associates, LLC (collectively, the “Taxpayers”) and the City of Atlantic City (“City”) to settle a series of real property tax assessments made by the City and appealed by the Taxpayers for various tax years through 2007. Payment in accordance with the Agreement will be made upon approval by the Tax Court of New Jersey and the necessary appropriation by the City. Under the terms of the Agreement, the Taxpayers will receive a refund of $34 million in previously paid taxes consisting of (i) $12 million in cash, payable within 30 days of the execution of the Agreement, and (ii) $22 million in credits to be applied against future real property tax payments as follows: $4 million per year in 2009, 2010 and 2011 and $5 million per year in 2012 and 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Stipulation of Settlement between Trump Taj Mahal Associates, LLC, Trump Plaza Associates, LLC, Trump Marina Associates, LLC and the City of Atlantic City.

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Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2007

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ DALE R. BLACK
Name:	Dale R. Black
Title:	Executive Vice President and
Chief Financial Officer

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By:	/s/ DALE R. BLACK
Name:	Dale R. Black
Title:	Executive Vice President and
Chief Financial Officer

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

By:	/s/ DALE R. BLACK
Name:	Dale R. Black
Title:	Executive Vice President and
Chief Financial Officer

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